Exhibit 99.4

BIONTECH SE SUBSCRIPTION FORM FOR AMERICAN DEPOSITARY SHARES

SUBSCRIPTION PERIOD EXPIRES AT 12:01 A.M. (NEW YORK CITY TIME), ON AUGUST 14, 2020 (“ADS RIGHTS EXPIRATION TIME)

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of American Depositary Shares (“ADSs”) representing ordinary shares of BioNTech SE you are entitled to subscribe for additional ADSs upon the terms and conditions and at the ADS subscription price specified in the Prospectus relating thereto.

Holders of ADSs who choose to exercise their ADS rights will receive their new ADSs via an uncertificated ADS credit to their existing accounts. Direct Registration Statements for the new ADSs will be delivered as soon as practicable after the ADS rights expiration time.

THE ADS RIGHTS ARE NON-TRANSFERABLE

Payment must be in United States dollars, and only certified or official bank checks drawn on a bank located in the continental United States and made payable to The Bank of New York Mellon or wire payments made using the instructions on the other side of the card will be accepted.

The registered owner named above is entitled to subscribe for new ADSs representing ordinary shares of BioNTech SE. Holders will receive one ADS right for each ADS held as of the record date. 31 ADS rights will allow holders to subscribe for one new ADS. Fractional new ADSs will not be issued. The Subscription Form may not be transferred. Payment of $93.00 per new ADS must accompany this Subscription Form.

The offer and sale of the new Shares and new ADSs in this offering to persons located or resident in jurisdictions other than the United States may be restricted or prohibited by the laws of the relevant jurisdiction. The Company will not knowingly credit ADS rights or sell any new ADSs to investors in any jurisdiction in which it would be illegal to do so, or where doing so would trigger any prospectus, registration, filing or approval requirement. The Company reserves absolute discretion in determining whether any holder of ADSs located or resident outside the United States may participate in this offering. In particular, ADS rights may not be exercised by or on behalf of any person located in the European Economic Area (EEA) who is not a qualified investor as such term is defined in the EU Prospectus Regulation (Regulation (EU) 2017/1129) (“EU Qualified Investor”).

By signing this ADS Subscription Form, you confirm that if you or the beneficial owner for which you are acting are or is located or resident in the EEA, you are or it is an EU Qualified Investor.

For a more complete description of the terms and conditions of this Rights Offering, please refer to BioNTech SE’s Prospectus. The Prospectus is available upon request from the information agent, Georgeson, at 1-888-219-8320 (U.S.) or 1-781-575-2137 (international) toll free. You are encouraged to contact Georgeson if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	ADS Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C
03AACI

To subscribe for your new ADSs please complete line “A” on the card below.

Payment of ADSs: Full payment for the new ADSs must accompany this subscription and be made by certified or official bank check, payable to The Bank of New York Mellon, or wire payment to The Bank of New York Mellon, 150 Royall Street, Canton, MA 02021, ABA: 021000018, DDA: 00001361721, Account: COMPUTERSHARE INC aaf Corp Actions Funding, SWIFT: MELNUS3P, Reference: BioNTech Rights Offering.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO BIONTECH SE’s PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE PROSPECTUS IS AVAILABLE AND UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON, BY CALLING TOLL-FREE AT 1-888-219-8320 (U.S.) or 1-781-575-2137 (international).

Please complete all applicable information and return to the ADS Rights Agent:

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
Exercise of Subscription Rights

A.	☐ Exercise of Rights:		x	(1/31)	=	x $93.00 =	$
		(no. of ADS rights)		(subscription ratio)	(no. of new ADSs with fractional ADSs
rounded down to the nearest whole number)

B.	☐ Total Amount Enclosed	$ (Cost for Total New ADSs payable in U.S. Dollars)

(Please sign and date front of form).

I hereby irrevocably subscribe for the number of ADSs indicated above hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the new ADSs for which I have subscribed, BNY Mellon may exercise any of the remedies provided for herein or in the Prospectus.

Special Transfer Instructions

If you want your ADSs to be issued in another name, fill in this section with the information for the new count/Assignee.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)

Signature Medallion Guarantee

If you wish to transfer your new ADSs, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

(Title of Officer Signing this Guarantee)

(Name of Guarantor - Please Print)

(Address of Guarantor Firm)

Special Mailing Instructions

Fill in ONLY if you want your ADS Direct Registration System Advice to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Subscription Rights Form.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

The signature(s) on this Form must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Form without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form in accordance with the foregoing. If you sign this Form in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the ADS Rights Agent in its sole and absolute discretion, you must present to the ADS Rights Agent satisfactory evidence of your authority to sign in that capacity.

Please complete all applicable information and return to the ADS Rights Agent at one of the addresses below.

Overnight courier is recommended.

By Mail:	By Overnight Delivery:	For Assistance Please Contact:
The Bank of New York Mellon	The Bank of New York Mellon	Georgeson
Voluntary Corporate Actions Suite V	Voluntary Corporate Actions Suite V	Toll Free Number for ADS Holders:
P.O. Box 43011	150 Royall Street	1-888-219-8320 (U.S.) or 1-781-575-2137
Providence, RI 02940-3011	Canton, MA 02021	(international).